UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2003

ASTREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4530	13-1930803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Express Street, Plainview, New York	11803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             516-433-1700

(Former name or former address, if changed since last report)

ITEM 5.  Other Events and Regulation FD Disclosure.

On August 18, 2003, Astrex, Inc. (the “Company”) issued the following securities as compensation: (i) to Michael McGuire, the Company’s president and CEO, a total of 200,000 shares of Common Stock, subject to the vesting schedule described below; and (ii) to Joseph Looney, the Company’s chief financial officer, a total of 293,000 shares of Common Stock, of which 93,000 shares were fully vested on the date of grant and the remaining 200,000 are subject to the vesting schedule set forth below.  In addition, the Company granted to Mr. Looney under its 2003 Incentive and Non- Incentive Stock Option Plan a total of 200,000 stock options, each option exercisable to purchase one share of Common Stock at the exercise price of $0.65, and each option expiring on October 1, 2010), subject to early termination as provided in the Plan.  Of these options, 40,000 are currently exercisable and  40,000 additional options become exercisable on each of October 1, 2004, 2005, 2006 and 2007.   The Company issued all of the foregoing securities to Messrs. McGuire and Looney pursuant to Section 4(2) under the Securities Act of 1933.

The 200,000 shares of Common Stock issued each to Messrs. McGuire and Looney (or a total of 400,000 shares of Common Stock)  that are not currently vested shall vest as follows:  20,000 shares each on April 1, 2004; 20,000 shares each on October 1, 2004; 30,000 shares each on October 1, 2005; 40,000 shares each on October 1, 2006; 40,000 shares each on October 1, 2007; and, 50,000 shares each on October 1, 2008.  These shares are subject to forfeiture to they extent they leave the employ of the Company at any time before vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTREX, INC.
(Registrant)

Date August 28, 2003	/S/ Michael McGuire
(Signature)
Michael McGuire President